EXHIBIT 99.1

 SPARK NETWORKS(R) REPORTS RECORD REVENUE, EBITDAS AND NET INCOME IN
                              THIRD QUARTER 2006

                       Quarterly Revenue of $17.5 Million

   Quarterly Net Income of $2.8 Million; Nine-Month Net Income of $3.9 Million

     Q3 EBITDAS(1) Increases to $4.3 Million vs. $2.6 Million in Q2 '06 and
                             $0.6 Million in Q3 '05

                       Nine-Month EBITDAS of $10.3 Million

    BEVERLY HILLS, Calif., Nov. 7 /PRNewswire-FirstCall/ -- Spark Networks plc (Amex: LOV), a leading provider of online personals services, today reported third quarter 2006 financial results.

    "Since I joined Spark Networks in August 2004, we have worked diligently to stabilize and turnaround the Company, and the financial results speak for themselves. We have successfully restructured the Company with an emphasis on free cash flow growth, and we continue to set new performance records," stated David Siminoff, Chairman and Chief Executive Officer of Spark Networks. "Our continued focus on high margin affinity groups, product enhancements and accretive acquisitions has been successful thus far."

    Siminoff continued, "During the quarter we expanded on existing marketing initiatives to target new consumers. As part of a continued effort to increase conversion and retention rates, we added new features such as E-cards to our websites as well as redesigned and relaunched CatholicMingle(TM).com."

    "Moving forward, we plan to build on our current momentum. Our balance sheet, already strong with $15.6 million in cash and marketable securities, continues to grow stronger. Given our current leadership position in several key markets, we believe that tremendous opportunities exist to expand and increase our presence within other targeted communities. In addition, we remain committed to providing the best user experience in order to attract and retain new subscribers."

    Financial Results

    Reported revenue for the third quarter of 2006 was $17.5 million, an increase of 4% compared to $16.9 million for the same period in 2005. Revenue for the nine months ended September 30, 2006 was $51.6 million, an increase of 6% compared to $48.9 million for the nine months ended September 30, 2005. The Company noted that strong performance from the Other Businesses segment, including solid performance from BlackSingles.com(R) and Relationships.com(TM), was a key contributor to revenue growth in the quarter.

    Total operating expenses for the third quarter of 2006 were $8.8 million, a decrease of 25% compared to $11.8 million for the same period in 2005. Operating expenses for the nine months ended September 30, 2006 were $29.4 million, a decrease of 6% compared to $31.2 million for the nine months ended September 30, 2005.

    The Company reported net income of $2.8 million, or $0.09 per diluted share, for the third quarter of 2006, compared to a net loss of $2.2 million, or $(0.08) per share, for the same period in 2005. Net income for the nine months ended September 30, 2006 was $3.9 million, or $0.12 per diluted share, compared to a net loss of $1.0 million, or $(0.04) per share, for the same period in 2005.

    EBITDAS for the third quarter of 2006 was $4.3 million, an increase of 603% compared to EBITDAS of $612,000 during the same period in 2005. EBITDAS for the nine months ended September 30, 2006 was $10.3 million, an increase of 164% compared to EBITDAS of $3.9 million during the same period in 2005. See the attached Consolidated Statement of Operations for a reconciliation of EBITDA and EBITDAS to net income.

    Balance Sheet, Cash, Debt

    As of September 30, 2006, the Company had cash and marketable securities of $15.6 million compared to $17.3 million at December 31, 2005. Cash and marketable securities, net of debt, was $14.2 million at September 30, 2006, compared to $6.5 million at December 31, 2005. During the first nine months of 2006, the Company paid the final $9.0 million in debt due as a result of the MingleMatch acquisition, as well as $2.0 million with respect to the acquisition of LDSSingles(TM).

    Cash flow from operations during the first nine months of 2006 was $8.3 million, an increase of 388% compared to cash flow from operations of $1.7 million in the first nine months of 2005. The increased operating cash flow was driven by increased revenue combined with a reduction in operating costs, excluding stock compensation. As of September 30, 2006, the Company had accumulated over $50 million of NOLs.

    Segment Reporting(2)

    The Company reported third quarter 2006 revenue for its JDate segment of $7.1 million, an increase of 9% compared to $6.5 million in the same period in 2005. JDate revenue for the nine months ended September 30, 2006 was $21.1 million, an increase of 10% compared to $19.2 million for the nine months ended September 30, 2005. The increase in JDate revenue was largely attributable to an increase in average paying subscribers for JDate.

    The Company reported third quarter 2006 revenue for its AmericanSingles(R) segment of $5.3 million, a decrease of 26% compared to $7.2 million in the same period in 2005. AmericanSingles revenue for the nine months ended September 30, 2006 was $17.7 million, a decrease of 21% compared to $22.5 million for the nine months ended September 30, 2005. The decrease in revenue was due to a reduction in the marketing spend for AmericanSingles that was implemented in order to improve the contribution margin from this business.

    The Company reported third quarter 2006 revenue for its Other Businesses segment of $5.0 million, an increase of 52% compared to $3.3 million for the same period in 2005. Other Businesses revenue for the nine months ended September 30, 2006 was $12.8 million, an increase of 78% compared to $7.2 million for the nine months ended September 30, 2005. The increase in revenue from the Other Business Segment was partially driven by solid growth from its BlackSingles.com and Relationships.com websites.

    Business Metrics

    Average Paying Subscribers:

    Average paying subscribers for the Company's JDate segment were 74,753 during the third quarter of 2006, an increase of 9% compared to 68,403 from the same period in 2005. Average paying subscribers for the nine months ended September 30, 2006 were 75,053, an increase of 10% compared to 68,410 for the nine months ended September 30, 2005.

    Average paying subscribers for the Company's AmericanSingles segment were 72,926 during the third quarter of 2006, a decrease of 24% compared to 95,877 from the same period in 2005. Average paying subscribers for the nine months ended September 30, 2006 were 84,410, a decrease of 22% compared to 107,662 for the nine months ended September 30, 2005.

    Average paying subscribers for the Company's Other Businesses segment were 93,180 during the third quarter of 2006, an increase of 89% compared to 49,213 from the same period in 2005. Average paying subscribers for the nine months ended September 30, 2006 were 77,167, an increase of 104% compared to 37,894 for the nine months ended September 30, 2005.

    Average paying subscribers for the Company as a whole in the third quarter of 2006 were 240,859, an increase of 13% compared to 213,493 from the same period in 2005. Average paying subscribers for the nine months ended September 30, 2006 were 236,630, an increase of 11% compared to 213,966 for the nine months ended September 30, 2005.

    Subscriber Acquisition Cost(3) (SAC):

    Direct subscriber acquisition cost for the Company's JDate segment in the third quarter of 2006 was $13.81, a decrease of 13% compared to $15.84 from the same period in 2005. SAC for the nine months ended September 30, 2006 was $13.98, an increase of 9% compared to $12.88 in the nine months ended September 30, 2005.

    SAC for the Company's AmericanSingles segment in the third quarter of 2006 was $39.85, an increase of 1% compared to $39.35 in the same period in 2005. SAC for the nine months ended September 30, 2006 was $38.17, an increase of 10% compared to $34.72 for the nine months ended September 30, 2005.

    SAC for the Company's Other Businesses segment in the third quarter of 2006 was $23.62, a decrease of 16% compared to $28.09 from the same period in 2005. SAC for the nine months ended September 30, 2006 was $30.33, a decrease of 9% compared to $33.23 for the nine months ended September 30, 2005.

    SAC for the Company as a whole in the third quarter of 2006 was $24.87, a decrease of 18% compared to $30.23 from the same period last year. SAC for the nine months ended September 30, 2006 was $27.33, a decrease of 4% compared to $28.57 for the nine months ended September 30, 2005. The decrease in SAC for the Company as a whole was due to the increasing share of new subscribers coming from the Company's Other Businesses segment, where the SAC is lower, combined with a decreasing share of new subscribers as a percentage of total new subscribers coming from AmericanSingles (the Company's highest SAC property).

    Investor conference call:

    The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific Time and 10:30 p.m. Frankfurt time.

    Call Title:                 Spark Networks Q3 '06 Financial Results
    Toll-Free (United States):  +1-888-562-3654
    International:              +1-973-582-2703
    Confirmation #:             7964972

    One-Week Replay
    Toll-Free (United States):  +1-877-519-4471
    International:              +1-973-341-3080

    The company will also host a webcast of the call which will be accessible on the company's website in the Investor Relations section under "Featured Events": http://www.spark.net/investor.htm

    Safe Harbor Statement:

    This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; keep pace with rapid technological changes; maintain the strength of our existing brands; and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

    About Spark Networks plc:

    Spark Networks' American Depository Shares trade on the American Stock Exchange under the symbol "LOV," and its Global Depositary Shares trade on the Frankfurt Stock Exchange under the symbol "MHJG." The Spark Networks portfolio of consumer websites includes, among others, JDate.com (www.jdate.com), AmericanSingles.com (www.americansingles.com), BBWPersonalsPlus(R).com
(www.bbwpersonalsplus.com), BlackSingles.com (www.blacksingles.com),
CatholicMingle.com (www.catholicmingle.com), LDSMingle(R).com
(www.ldsmingle.com), LDSSingles.com (www.ldssingles.com), PrimeSingles(TM).net (www.primesingles.net), and Relationships.com (www.relationships.com).

    (1) "EBITDAS" is defined as earnings before interest, taxes, depreciation, amortization and share-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

    (2) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on three separate operating segments. The JDate segment consists of the Company's JDate.com website and its co-branded websites. The AmericanSingles segment consists of the Company's AmericanSingles.com website and its co-branded and private label websites. The Other Businesses segment consists of all of the Company's other websites and businesses.

    (3) Direct subscriber acquisition cost is defined as total direct marketing costs divided by the number of new paying subscribers during the period. This represents the average cost of acquiring a new paying subscriber during the period.

                  (Consolidated financial statements to follow)

                               SPARK NETWORKS PLC
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                   September 30,  December 31,
                                                       2006          2005
                                                   -------------  ------------
                                                   (unaudited)
Assets
Current assets:
  Cash and cash equivalents                        $      15,423  $     17,096
  Marketable securities                                      196           196
  Restricted cash                                          2,004         1,126
  Accounts receivable, net of allowance of
   $0 and $13 for September 30, 2006
   and December 31, 2005                                   1,111           932
  Prepaid expenses and other                               1,125         1,452
    Total current assets                                  19,859        20,802
Property and equipment, net                                2,969         4,453
Goodwill, net                                             19,139        17,344
Intangible assets, net                                     4,808         4,627
Investment in noncontrolled affiliate                      1,074         1,099
Deposits and other assets                                    245           295
    Total assets                                   $      48,094  $     48,620

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                 $       1,251  $      2,267
  Accrued liabilities                                      4,428         3,632
  Deferred revenue                                         4,520         4,991
  Notes payable - current portion                            915         9,930
  Current portion of obligations under
   capital leases                                             43            --
    Total current liabilities                             11,157        20,820
Deferred tax liabilities                                   1,827         1,717
Notes payable - long term                                    500           900
Obligations under capital leases                              69            --
    Total liabilities                                     13,553        23,437
Shares subject to rescission                               7,491         6,089
Commitments and contingencies                                 --            --
Shareholders' equity:
  Authorized capital 800,000 pounds Sterling
   divided into 80,000,000 ordinary shares of
   1p each; issued and outstanding
   30,828,196 shares as of September 30, 2006
   and 30,241,496 shares as of December 31, 2005,
   at a stated value of:                                     500           487
    Additional paid-in-capital                            67,601        64,064
    Accumulated other comprehensive income (loss)            160          (302)
    Notes receivable from employees                           --           (82)
    Accumulated deficit                                  (41,211)      (45,073)
    Total shareholders' equity                            27,050        19,094
    Total liabilities and shareholders' equity     $      48,094  $     48,620

                               SPARK NETWORKS PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)

                                   Three Months Ended          Nine Months Ended
                                      September 30,              September 30,
                                ------------------------    ------------------------
                                   2006          2005          2006          2005
                                ----------    ----------    ----------    ----------
Net revenues                    $   17,506    $   16,935    $   51,616    $   48,925

Direct marketing expenses            5,903         7,073        18,350        18,352
  Contribution margin               11,603         9,862        33,266        30,573

Operating expenses:
  Indirect marketing
   (including share-based
   compensation of $7,
   $10, $33, and $10)                  311           287           933           900
  Customer service
   (including share-based
   compensation of $7,
   $22, $54, and $22)                  910           726         2,716         1,923
  Technical operations
   (including share-based
   compensation of $129,
   $168, $505, and $168)             1,701         2,168         6,138         5,433
  Product development
   (including share-based
   compensation of $68,
   $124, $307, and $124)               713         1,111         2,526         3,199
  General and administrative
   (including share-based
   compensation of $388,
   $1,028, $2,117,
   and $1,000)                       4,900         7,099        16,176        18,900
  Amortization of intangible
   assets other than goodwill          290           437           884           848
Total operating expenses             8,825        11,828        29,373        31,203

Operating income (loss)              2,778        (1,966)        3,893          (630)

Interest (income), loss and
 other expenses, net                   (80)          141          (174)          285

Income (loss) before
 income taxes                        2,858        (2,107)        4,067          (915)

Provision for income taxes              34            56           205           120

Net income (loss)               $    2,824    $   (2,163)   $    3,862    $   (1,035)

Net income (loss)
 per share - basic              $     0.09    $    (0.08)   $     0.13    $    (0.04)
Net income (loss)
 per share - diluted            $     0.09    $    (0.08)   $     0.12    $    (0.04)
Weighted average shares
 outstanding - basic                30,741        26,080        30,457        25,621
Weighted average shares
 outstanding - diluted              31,271        26,080        31,299        25,621

                                   Three Months Ended          Nine Months Ended
                                      September 30,              September 30,
                                ------------------------    ------------------------
                                   2006          2005          2006          2005
                                ----------    ----------    ----------    ----------
Reconciliation of
 Net Income to EBITDAS
Net income (loss)               $    2,824    $   (2,163)   $    3,862    $   (1,035)
Interest                               (78)           (5)           32           (49)
Taxes                                   34            56           205           120
Depreciation                           671           935         2,272         2,694
Amortization                           290           437           884           848
EBITDA                               3,741          (740)        7,255         2,578
Share-based compensation               599         1,352         3,016         1,324
EBITDAS                         $    4,340    $      612    $   10,271    $    3,902

                               SPARK NETWORKS PLC
                         SEGMENT RESULTS FROM OPERATIONS

                                   Three Months Ended          Nine Months Ended
                                      September 30,              September 30,
                                ------------------------    ------------------------
(in thousands)                     2006          2005          2006          2005
-----------------------------   ----------    ----------    ----------    ----------
Revenues
  JDate                         $    7,141    $    6,457    $   21,125    $   19,161
  AmericanSingles                    5,346         7,173        17,695        22,526
  Other Businesses                   5,019         3,305        12,796         7,238
Total                           $   17,506    $   16,935    $   51,616    $   48,925

Direct Marketing
  JDate                         $      825    $      901    $    2,445    $    2,110
  AmericanSingles                    2,900         4,001         9,194        11,570
  Other Businesses                   2,178         2,171         6,711         4,672
Total                           $    5,903    $    7,073    $   18,350    $   18,352

Contribution
  JDate                         $    6,316    $    5,556    $   18,680    $   17,051
  AmericanSingles                    2,446         3,172         8,501        10,956
  Other Businesses                   2,841         1,134         6,085         2,566
Total                           $   11,603    $    9,862    $   33,266    $   30,573

Unallocated operating
 expenses                            8,825        11,828        29,373        31,203

Operating income                $    2,778    $   (1,966)   $    3,893    $     (630)

                               SPARK NETWORKS PLC
                                 SEGMENT METRICS
                                (For the Period)

                                   Three Months Ended          Nine Months Ended
                                      September 30,              September 30,
                                ------------------------    ------------------------
                                   2006          2005          2006          2005
                                ----------    ----------    ----------    ----------
Average Paying Subscribers:
  JDate                             74,753        68,403        75,053        68,410
  AmericanSingles                   72,926        95,877        84,410       107,662
  Other Businesses                  93,180        49,213        77,167        37,894
  Total                            240,859       213,493       236,630       213,966

Average Monthly Net Revenue
 per Paying Subscriber:
  JDate                       $      31.84    $    31.47    $    31.28    $    31.12
  AmericanSingles             $      24.44    $    24.93    $    23.36    $    23.25
  Other Businesses            $      17.17    $    17.89    $    17.31    $    18.30
  All Segments                $      23.92    $    25.40    $    24.14    $    24.89

Direct Subscriber
 Acquisition Cost:
  JDate                       $      13.81    $    15.84    $    13.98    $    12.88
  AmericanSingles             $      39.85    $    39.35    $    38.17    $    34.72
  Other Businesses            $      23.62    $    28.09    $    30.33    $    33.23
  All Segments                $      24.87    $    30.23    $    27.33    $    28.57

Monthly Subscriber Churn:
  JDate                               26.7%         26.4%         25.8%         26.7%
  AmericanSingles                     38.3%         37.7%         34.2%         37.7%
  Other Businesses                    26.4%         30.1%         26.7%         26.3%
  All Segments                        31.9%         32.4%         29.6%         31.2%

We define our key business metrics as follows:

* Average paying subscribers: Paying subscribers are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

* Average monthly net revenue per paying subscriber: Average monthly net revenue per paying subscriber represents the total net subscriber revenue for the period divided by the number of average paying subscribers for the period, divided by the number of months in the period.

* Direct subscriber acquisition cost: Direct subscriber acquisition cost is defined as total direct marketing costs divided by the number of new paying subscribers during the period. This represents the average cost of acquiring a new paying subscriber during the period.

* Monthly subscriber churn: Monthly subscriber churn represents the ratio, expressed as a percentage, of (i) the number of paying subscriber cancellations during the period divided by the number of average paying subscribers during the period and (ii) the number of months in the period.

SOURCE  Spark Networks plc
    -0-                             11/07/2006
    /CONTACT: Investors, Mark Thompson, mthompson@spark.net, or Media, Gail Laguna, glaguna@spark.net, both of Spark Networks plc, +1-323-836-3000/
    /Web site:  http://www.spark.net/investor.htm /
    (LOV)